Exhibit 99.1
Full Year and
Fourth Quarter 2025
Earnings Results
Media Relations: Tony Fratto 212-902-5400
Investor Relations: Jehan Ilahi 212-902-0300
The Goldman Sachs Group, Inc.
200 West Street | New York, NY 10282
Full Year and Fourth Quarter 2025 Earnings Results
Goldman Sachs Reports Earnings Per Common Share of $51.32 for 2025 and
Increases the Quarterly Dividend to $4.50 Per Common Share in the First Quarter 2026
Fourth Quarter Earnings Per Common Share was $14.01
Financial Summary

Net Revenues
2025	$58.28 billion
4Q25	$13.45 billion

Net Earnings
2025	$17.18 billion
4Q25	$ 4.62 billion

EPS
2025	$51.32
4Q25	$14.01

ROE[1]
2025	15.0%
4Q25	16.0%

Book Value Per Share
2025	$357.60
2025 Growth	6.2%
NEW YORK, January 15, 2026 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $58.28 billion and net earnings of $17.18 billion for the year ended December 31, 2025. Net revenues were $13.45 billion and net earnings were $4.62 billion for the fourth quarter of 2025.
Diluted earnings per common share (EPS) was $51.32 for the year ended December 31, 2025 compared with $40.54 for the year ended December 31, 2024, and was $14.01 for the fourth quarter of 2025 compared with $11.95 for the fourth quarter of
2024 and $12.25 for the third quarter of 2025.
Return on average common shareholders' equity (ROE)1 was 15.0% for 2025 and annualized ROE was 16.0% for the fourth quarter of 2025.
Book value per common share increased by 6.2% during 2025 and by 1.1% during the fourth quarter of 2025 to $357.60.

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Net Revenues
Full Year
Net revenues were $58.28 billion for 2025, 9% higher than 2024, reflecting higher net revenues in Global Banking & Markets, partially offset by significantly lower net revenues in Platform Solutions (which reflected a reduction in net revenues of $2.26 billion from markdowns on the outstanding credit card portfolio related to the transfer of the Apple Card loans to held for sale and contract termination obligations in connection with the agreement to transition the program to another issuer, which was more than offset by a related reserve reduction of $2.48 billion in provision for credit losses).
Fourth Quarter
Net revenues were $13.45 billion for the fourth quarter of 2025, 3% lower than the fourth quarter of 2024 and 11% lower than the third quarter of 2025. The decrease compared with the fourth quarter of 2024 reflected negative net revenues in Platform
Solutions (which reflected a reduction in net revenues of $2.26 billion from markdowns on the outstanding credit card portfolio related to the transfer of the
Apple Card loans to held for sale and contract termination obligations in connection with the agreement to transition the program to another issuer, which was more than offset by a related reserve reduction of $2.48 billion in provision for credit losses), largely offset by significantly higher net revenues in Global Banking & Markets.

2025 Net Revenues
$58.28 billion

4Q25 Net Revenues
$13.45 billion
Global Banking & Markets
Full Year
Net revenues in Global Banking & Markets2 were $41.45 billion for 2025, 18% higher than 2024.
Investment banking fees were $9.34 billion, 21% higher than 2024, primarily due to significantly higher net revenues in Advisory, reflecting a significant increase in completed mergers and acquisitions volumes. Net revenues in Debt underwriting were higher, reflecting significantly higher net revenues from asset-backed and investment-grade activity. Net revenues in Equity underwriting were also higher, reflecting significantly higher net revenues from initial public and convertible offerings, partially offset by lower net revenues from secondary offerings. The firm’s
Investment banking fees backlog3 increased significantly compared with the end of
2024.
Net revenues in Fixed Income, Currency and Commodities (FICC) were $14.52 billion, 9% higher than 2024, primarily reflecting higher net revenues in FICC intermediation, due to significantly higher net revenues in interest rate products and slightly higher net revenues in currencies and commodities, partially offset by lower net revenues in mortgages and credit products. The increase also reflected higher net revenues in FICC financing, primarily driven by higher net revenues in mortgages and structured lending.
Net revenues in Equities were $16.54 billion, 23% higher than 2024, due to significantly higher net revenues in Equities financing, driven by significantly higher net revenues in prime financing and portfolio financing, and higher net revenues in
Equities intermediation, primarily driven by higher net revenues in derivatives.
Net revenues in Other were $1.06 billion compared with $561 million for 2024, with the increase primarily reflecting significantly higher net revenues from relationship lending activities.

2025 Global Banking & Markets
$41.45 billion

Advisory	$ 4.73 billion
Equity underwriting	$ 1.78 billion
Debt underwriting	$ 2.83 billion
Investment banking fees	$ 9.34 billion

FICC intermediation	$10.27 billion
FICC financing	$ 4.25 billion
FICC	$14.52 billion

Equities intermediation	$ 9.34 billion
Equities financing	$ 7.20 billion
Equities	$16.54 billion

Other	$ 1.06 billion

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Global Banking & Markets
Fourth Quarter
Net revenues in Global Banking & Markets2 were $10.41 billion for the fourth quarter of 2025, 22% higher than the fourth quarter of 2024 and 2% higher than the third quarter of 2025.
Investment banking fees were $2.58 billion, 25% higher than the fourth quarter of
2024, primarily due to significantly higher net revenues in Advisory, reflecting a significant increase in completed mergers and acquisitions volumes. Net revenues in
Debt underwriting were higher, reflecting significantly higher net revenues from asset-backed activity. Net revenues in Equity underwriting were slightly higher. The firm’s Investment banking fees backlog3 increased compared with the end of the third quarter of 2025.
Net revenues in FICC were $3.11 billion, 12% higher than the fourth quarter of 2024, primarily reflecting higher net revenues in FICC intermediation, due to significantly higher net revenues in interest rate products and commodities, partially offset by lower net revenues in currencies, mortgages and credit products. Net revenues in
FICC financing were higher, driven by higher net revenues in mortgages and structured lending.
Net revenues in Equities were $4.31 billion, 25% higher than the fourth quarter of
2024, due to significantly higher net revenues in Equities financing, driven by significantly higher net revenues in prime financing and portfolio financing, and higher net revenues in Equities intermediation, primarily driven by higher net revenues in derivatives.
Net revenues in Other were $421 million compared with $239 million for the fourth quarter of 2024, with the increase primarily reflecting higher net revenues from relationship lending activities.

4Q25 Global Banking & Markets
$10.41 billion

Advisory	$1.36 billion
Equity underwriting	$ 521 million
Debt underwriting	$ 700 million
Investment banking fees	$2.58 billion

FICC intermediation	$2.02 billion
FICC financing	$1.09 billion
FICC	$3.11 billion

Equities intermediation	$2.18 billion
Equities financing	$2.13 billion
Equities	$4.31 billion

Other	$421 million

Asset & Wealth Management
Full Year
Net revenues in Asset & Wealth Management2 were $16.68 billion for 2025, 2%
higher than 2024, reflecting higher Management and other fees, higher net revenues in Private banking and lending and, to a lesser extent, higher Incentive fees, largely offset by significantly lower net revenues in Investments.
The increase in Management and other fees primarily reflected the impact of higher average assets under supervision. The increase in Private banking and lending net revenues primarily reflected the payment of interest on a previously impaired loan and higher net interest margin from lending. The increase in Incentive fees was primarily driven by performance. The decrease in Investments net revenues primarily reflected significantly lower net gains from investments in private equities and significantly lower net interest income from debt investments due to a reduction in the balance sheet.

2025 Asset & Wealth Management
$16.68 billion

Management and other fees	$11.54 billion
Incentive fees	$ 489 million
Private banking and lending	$ 3.35 billion
Investments	$ 1.31 billion

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Asset & Wealth Management
Fourth Quarter
Net revenues in Asset & Wealth Management2 were $4.72 billion for the fourth quarter of 2025, essentially unchanged compared with the fourth quarter of 2024 and
7% higher than the third quarter of 2025. Compared with the fourth quarter of 2024, significantly lower net revenues in Investments were largely offset by higher
Management and other fees.
The decrease in Investments net revenues primarily reflected net losses from investments in public equities compared with net gains in the prior year period and significantly lower net gains from investments in private equities. The increase in
Management and other fees primarily reflected the impact of higher average assets under supervision.

4Q25 Asset & Wealth Management
$4.72 billion

Management and other fees	$3.09 billion
Incentive fees	$181 million
Private banking and lending	$776 million
Investments	$670 million

Platform Solutions
Full Year
Net revenues in Platform Solutions2 were $151 million for 2025, compared with $2.13 billion in 2024, with the decrease reflecting a reduction in net revenues of $2.26 billion from markdowns on the outstanding credit card portfolio related to the transfer of the Apple Card loans to held for sale and contract termination obligations in connection with the agreement to transition the program to another issuer, which was more than offset by a related reserve reduction in provision for credit losses.
Fourth Quarter
Net revenues in Platform Solutions2 were $(1.68) billion for the fourth quarter of
2025, compared with $592 million in the fourth quarter of 2024 and $598 million in the third quarter of 2025. The decrease compared with the fourth quarter of 2024 reflected a reduction in net revenues of $2.26 billion from markdowns on the outstanding credit card portfolio related to the transfer of the Apple Card loans to held for sale and contract termination obligations in connection with the agreement to transition the program to another issuer, which was more than offset by a related reserve reduction in provision for credit losses.

2025 Platform Solutions
$151 million

4Q25 Platform Solutions
$(1.68) billion
Provision for Credit Losses
Full Year
Provision for credit losses was a net benefit of $1.11 billion for 2025, compared with net provisions of $1.35 billion for 2024. The net benefit for 2025 reflected a net release related to the Apple Card portfolio (including a reserve reduction of $2.48 billion related to the transfer of the Apple Card loans to held for sale, partially offset by net charge-offs during the year). Provisions for 2024 reflected net provisions related to the credit card portfolio (primarily driven by net charge-offs).
Fourth Quarter
Provision for credit losses was a net benefit of $2.12 billion for the fourth quarter of
2025, compared with net provisions of $351 million for the fourth quarter of 2024 and
$339 million for the third quarter of 2025. The net benefit for the fourth quarter of
2025 reflected a net release related to the Apple Card portfolio (including a reserve reduction of $2.48 billion related to the transfer of the Apple Card loans to held for sale, partially offset by net charge-offs during the quarter). Provisions for the fourth quarter of 2024 reflected net provisions related to the credit card portfolio (primarily driven by net charge-offs).

2025 Provision for Credit Losses
$(1.11) billion

4Q25 Provision for Credit Losses
$ (2.12) billion

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Operating Expenses
Full Year
Operating expenses were $37.54 billion for 2025, 11% higher than 2024. The firm's efficiency ratio3 was 64.4% for 2025, compared with 63.1% for 2024.
The increase in operating expenses compared with 2024 primarily reflected higher compensation and benefits expenses (reflecting improved operating performance)
and higher transaction based expenses.
Net provisions for litigation and regulatory proceedings were $215 million for 2025, compared with $166 million for 2024.
Headcount increased 2% during 2025.
Fourth Quarter
Operating expenses were $9.72 billion for the fourth quarter of 2025, 18% higher than the fourth quarter of 2024 and 3% higher than the third quarter of 2025.
The increase in operating expenses compared with the fourth quarter of 2024 primarily reflected significantly higher compensation and benefits expenses
(reflecting improved operating performance) and higher transaction based expenses.
Net provisions for litigation and regulatory proceedings were $94 million for the fourth quarter of 2025, compared with $(2) million for the fourth quarter of 2024.
Headcount decreased 2% compared with the end of the third quarter of 2025.

2025 Operating Expenses
$37.54 billion

2025 Efficiency Ratio
64.4%

4Q25 Operating Expenses
$9.72 billion
Provision for Taxes
The effective income tax rate for 2025 was 21.4%, down slightly from 21.5% for the first nine months of 2025. The 2025 effective tax rate decreased from 22.4% for
2024, primarily due to an increase in tax benefits on the settlement of employee share-based awards4, partially offset by a decrease in the impact of other permanent tax benefits for 2025 compared with 2024.

2025 Effective Tax Rate
21.4%

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Other Matters
▪On January 14, 2026, the Board of Directors of The Goldman Sachs Group, Inc.
increased the quarterly dividend to $4.50 per common share from $4.00 per common share. The dividend will be paid on March 30, 2026 to common shareholders of record on March 2, 2026.
▪During the year, the firm returned $16.78 billion of capital to common shareholders, including $12.36 billion of common share repurchases (18.9 million shares at an average cost of $654.45) and $4.42 billion of common stock dividends. This included
$4.24 billion of capital returned to common shareholders during the fourth quarter, including $3.00 billion of common share repurchases (3.6 million shares at an average cost of $822.33) and $1.24 billion of common stock dividends.3
▪Global core liquid assets3 averaged $466 billion for 2025, compared with an average of $429 billion for 2024. Global core liquid assets averaged $479 billion for the fourth quarter of 2025, compared with an average of $481 billion for the third quarter of
2025.

Declared Quarterly Dividend Per Common Share
$4.50

2025 Capital Returned
$16.78 billion

2025 Average GCLA
$466 billion

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in
1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private
Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements.
For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31,
2024.
Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.
Statements about the firm’s Investment banking fees backlog and future results also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, changes in international trade policies, including the imposition of tariffs, an outbreak or worsening of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s Investment banking fees, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form
10-K for the year ended December 31, 2024.
Conference Call
A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-800-330-6730 (in the U.S.) or 1-646-769-9500 (outside the U.S.) passcode number 7042022. The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the
Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to
Goldman Sachs Investor Relations, via e-mail, at gs-investor-relations@gs.com.

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Segment Net Revenues (unaudited)
$ in millions

	YEAR ENDED		% CHANGE FROM
	DECEMBER 31,	DECEMBER 31,	DECEMBER 31,
	2025	2024	2024
GLOBAL BANKING & MARKETS
Advisory	$4,726	$3,534	34%
Equity underwriting	1,784	1,677	6
Debt underwriting	2,829	2,521	12
Investment banking fees	9,339	7,732	21
FICC intermediation	10,271	9,564	7
FICC financing	4,251	3,778	13
FICC	14,522	13,342	9
Equities intermediation	9,340	7,937	18
Equities financing	7,195	5,495	31
Equities	16,535	13,432	23
Other	1,057	561	88
Net revenues	41,453	35,067	18

ASSET & WEALTH MANAGEMENT
Management and other fees	11,538	10,415	11
Incentive fees	489	393	24
Private banking and lending	3,347	2,881	16
Investments	1,305	2,627	(50)
Net revenues	16,679	16,316	2

PLATFORM SOLUTIONS
Net revenues	151	2,129	(93)

Total net revenues	$58,283	$53,512	9
Geographic Net Revenues (unaudited)3
$ in millions

	YEAR ENDED
	DECEMBER 31,	DECEMBER 31,
	2025	2024
Americas	$36,548	$34,448
EMEA	14,155	12,250
Asia	7,580	6,814
Total net revenues	$58,283	$53,512
Americas	63%	64%
EMEA	24%	23%
Asia	13%	13%
Total	100%	100%

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Segment Net Revenues (unaudited)
$ in millions

	THREE MONTHS ENDED			% CHANGE FROM
	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,
	2025	2025	2024	2025	2024
GLOBAL BANKING & MARKETS
Advisory	$1,356	$1,404	$960	(3)%	41%
Equity underwriting	521	465	499	12	4
Debt underwriting	700	788	595	(11)	18
Investment banking fees	2,577	2,657	2,054	(3)	25
FICC intermediation	2,021	2,437	1,750	(17)	15
FICC financing	1,086	1,056	1,012	3	7
FICC	3,107	3,493	2,762	(11)	12
Equities intermediation	2,178	2,020	1,954	8	11
Equities financing	2,128	1,716	1,499	24	42
Equities	4,306	3,736	3,453	15	25
Other	421	282	239	49	76
Net revenues	10,411	10,168	8,508	2	22

ASSET & WEALTH MANAGEMENT
Management and other fees	3,092	2,943	2,815	5	10
Incentive fees	181	76	174	138	4
Private banking and lending	776	1,057	736	(27)	5
Investments	670	342	1,044	96	(36)
Net revenues	4,719	4,418	4,769	7	(1)

PLATFORM SOLUTIONS
Net revenues	(1,676)	598	592	N.M.	N.M.

Total net revenues	$13,454	$15,184	$13,869	(11)	(3)
Geographic Net Revenues (unaudited)3
$ in millions

	THREE MONTHS ENDED
	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,
	2025	2025	2024
Americas	$7,680	$10,020	$9,097
EMEA	3,690	3,163	2,773
Asia	2,084	2,001	1,999
Total net revenues	$13,454	$15,184	$13,869
Americas	57%	66%	66%
EMEA	27%	21%	20%
Asia	16%	13%	14%
Total	100%	100%	100%

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings (unaudited)
In millions, except per share amounts

	YEAR ENDED		% CHANGE FROM
	DECEMBER 31,	DECEMBER 31,	DECEMBER 31,
	2025	2024	2024
REVENUES
Investment banking	$9,348	$7,738	21%
Investment management	11,749	10,596	11
Commissions and fees	4,042	4,086	(1)
Market making	17,993	18,390	(2)
Other principal transactions	1,592	4,646	(66)
Total non-interest revenues	44,724	45,456	(2)

Interest income	80,373	81,397	(1)
Interest expense	66,814	73,341	(9)
Net interest income	13,559	8,056	68

Total net revenues	58,283	53,512	9

Provision for credit losses	(1,113)	1,348	N.M.

OPERATING EXPENSES
Compensation and benefits	18,906	16,706	13
Transaction based	7,997	6,724	19
Market development	710	646	10
Communications and technology	2,170	1,991	9
Depreciation and amortization	2,182	2,392	(9)
Occupancy	958	973	(2)
Professional fees	1,770	1,652	7
Other expenses	2,851	2,683	6
Total operating expenses	37,544	33,767	11

Pre-tax earnings	21,852	18,397	19
Provision for taxes	4,676	4,121	13
Net earnings	17,176	14,276	20
Preferred stock dividends	876	751	17
Net earnings applicable to common shareholders	$16,300	$13,525	21

EARNINGS PER COMMON SHARE
Basic[3]	$51.95	$41.07	26%
Diluted	$51.32	$40.54	27

AVERAGE COMMON SHARES
Basic	312.7	328.1	(5)
Diluted	317.6	333.6	(5)

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings (unaudited)
In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM
	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,
	2025	2025	2024	2025	2024
REVENUES
Investment banking	$2,579	$2,659	$2,056	(3)%	25%
Investment management	3,201	2,952	2,923	8	10
Commissions and fees	505	1,110	1,085	(55)	(53)
Market making	3,669	3,868	3,833	(5)	(4)
Other principal transactions	(208)	743	1,627	N.M.	N.M.
Total non-interest revenues	9,746	11,332	11,524	(14)	(15)

Interest income	20,379	20,822	19,954	(2)	2
Interest expense	16,671	16,970	17,609	(2)	(5)
Net interest income	3,708	3,852	2,345	(4)	58

Total net revenues	13,454	15,184	13,869	(11)	(3)

Provision for credit losses	(2,123)	339	351	N.M.	N.M.

OPERATING EXPENSES
Compensation and benefits	4,665	4,680	3,759	–	24
Transaction based	2,224	1,968	1,872	13	19
Market development	216	171	181	26	19
Communications and technology	589	545	523	8	13
Depreciation and amortization	527	531	498	(1)	6
Occupancy	249	242	240	3	4
Professional fees	474	432	475	10	–
Other expenses	778	884	713	(12)	9
Total operating expenses	9,722	9,453	8,261	3	18

Pre-tax earnings	5,855	5,392	5,257	9	11
Provision for taxes	1,238	1,294	1,146	(4)	8
Net earnings	4,617	4,098	4,111	13	12
Preferred stock dividends	233	238	188	(2)	24
Net earnings applicable to common shareholders	$4,384	$3,860	$3,923	14	12

EARNINGS PER COMMON SHARE
Basic[3]	$14.21	$12.42	$12.13	14%	17%
Diluted	$14.01	$12.25	$11.95	14	17
AVERAGE COMMON SHARES
Basic	307.3	309.6	322.4	(1)	(5)
Diluted	312.9	315.0	328.4	(1)	(5)

SELECTED DATA AT PERIOD-END
Common shareholders' equity	$109,819	$109,249	$108,743	1	1
Basic shares[3]	307.1	308.8	322.9	(1)	(5)
Book value per common share	$357.60	$353.79	$336.77	1	6

Headcount	47,400	48,300	46,500	(2)	2

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)3
$ in billions

	AS OF
	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,
	2025	2025	2024
ASSETS
Cash and cash equivalents	$164	$169	$182
Collateralized agreements	334	347	375
Customer and other receivables	186	177	134
Trading assets	657	653	571
Investments	195	204	184
Loans	238	222	196
Other assets	36	36	34
Total assets	$1,810	$1,808	$1,676

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$501	$490	$433
Collateralized financings	305	300	359
Customer and other payables	232	257	223
Trading liabilities	263	262	202
Unsecured short-term borrowings	70	73	70
Unsecured long-term borrowings	286	277	243
Other liabilities	28	25	24
Total liabilities	1,685	1,684	1,554
Shareholders’ equity	125	124	122
Total liabilities and shareholders’ equity	$1,810	$1,808	$1,676

Capital Ratios and Supplementary Leverage Ratio (unaudited)3
$ in billions

	AS OF
	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,
	2025	2025	2024
Common equity tier 1 capital	$104.3	$103.8	$103.1
STANDARDIZED CAPITAL RULES
Risk-weighted assets	$726	$723	$689
Common equity tier 1 capital ratio	14.4%	14.3%	15.0%
ADVANCED CAPITAL RULES
Risk-weighted assets	$694	$687	$675
Common equity tier 1 capital ratio	15.0%	15.1%	15.3%
SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	5.2%	5.2%	5.5%
Average Daily VaR (unaudited)3
$ in millions

	THREE MONTHS ENDED			YEAR ENDED
	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,	DECEMBER 31,	DECEMBER 31,
	2025	2025	2024	2025	2024
RISK CATEGORIES
Interest rates	$60	$72	$83	$70	$81
Equity prices	48	51	49	47	37
Currency rates	17	19	31	24	26
Commodity prices	18	20	19	17	19
Diversification effect	(63)	(71)	(86)	(68)	(71)
Total	$80	$91	$96	$90	$92
Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Assets Under Supervision (unaudited)3,5
$ in billions

	AS OF
	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,
	2025	2025	2024
ASSET CLASS
Alternative investments	$420	$390	$350
Equity	951	914	772
Fixed income	1,334	1,297	1,170
Total long-term AUS	2,705	2,601	2,292
Liquidity products	901	851	845
Total AUS	$3,606	$3,452	$3,137

	THREE MONTHS ENDED			YEAR ENDED
	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,	DECEMBER 31,	DECEMBER 31,
	2025	2025	2024	2025	2024
Beginning balance	$3,452	$3,293	$3,103	$3,137	$2,812
Net inflows / (outflows):
Alternative investments	27	12	11	52	38
Equity	11	5	4	35	15
Fixed income	28	39	7	81	53
Total long-term AUS net inflows / (outflows)	66	56	22	168	106
Liquidity products	50	23	70	56	108
Total AUS net inflows / (outflows)	116	79	92	224	214
Net market appreciation / (depreciation)	38	80	(58)	245	111
Ending balance	$3,606	$3,452	$3,137	$3,606	$3,137

Goldman Sachs Reports
Full Year and Fourth Quarter 2025 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Footnotes
1.ROE is calculated by dividing net earnings (or annualized net earnings for annualized ROE) applicable to common shareholders by average monthly common shareholders’ equity. Average monthly common shareholders' equity was $108.73 billion for 2025 and $109.47 billion for the fourth quarter of
2025.
2.The firm made certain changes to its business segments, commencing with the fourth quarter of 2025. For information about these changes, see the firm’s Form 8-K filed January 8, 2026. Reclassifications have been made to previously reported amounts to conform to the current presentation.
3.For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition
and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2025: (i) Investment banking fees backlog –
see “Results of Operations – Global Banking & Markets,” (ii) assets under supervision – see “Results of Operations – Asset & Wealth Management –
Assets Under Supervision,” (iii) efficiency ratio – see “Results of Operations – Operating Expenses,” (iv) share repurchase program – see “Capital
Management and Regulatory Capital – Capital Management,” (v) global core liquid assets – see “Risk Management – Liquidity Risk Management,” (vi)
basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management – Market Risk
Management.”

For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2025: (i) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy,” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”
Represents a preliminary estimate for the fourth quarter of 2025 for the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR. These may be revised in the firm’s Annual Report on Form 10-K for the year ended December 31, 2025.

4.The impact of tax benefits related to employee share-based awards was a reduction to provision for taxes for 2025 of approximately $620 million, which increased diluted EPS by $1.95 and ROE by 0.5 percentage points.
5.Beginning in the fourth quarter of 2025, certain assets under supervision have been reclassified from fixed income to alternative investments to better reflect the underlying investment strategies. Amounts for prior periods have been conformed to the current presentation.